UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1 to Current Report dated October 3, 2008
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
September 30, 2008
Date of Report (Date of earliest event reported)
SUPERIOR WELL SERVICES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-51435	20-2535684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1380 Rt. 286 East, Suite #121
Indiana, Pennsylvania 15701
(Address of principal executive offices)
(724) 465-8904
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This report is being filed to amend and restate the Current Report on Form 8-K filed on October 3, 2008 (the “Original Report”) in order to include the number and caption of Item 2.03 and a cross reference to information required under such item which was inadvertently omitted from the Original Report.
Item 1.01. Entry into a Material Definitive Agreement.
     On September 30, 2008, Superior Well Services, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) evidencing a new syndicated credit facility (the “Syndicated Credit Facility”) with a syndicate of lenders and financial institutions named therein as parties thereto and Citizens Bank of Pennsylvania, as Administrative Agent and RBS Securities Corporation d/b/a/ RBS Greenwich Capital, as Sole Lead Arranger and Sole Bookrunner.
     The Syndicated Credit Facility matures on March 31, 2013 and provides for a $250.0 million secured revolving credit facility, of which $50.0 million was drawn at closing. The Syndicated Credit Facility replaces the Company’s $45.0 million revolving credit facility and $30.0 million standby term loan facility. Borrowings under the Credit Agreement are secured by substantially all of the Company’s business assets. The interest rate on borrowings under the Credit Agreement is set, at the Company’s option, at either LIBOR plus an applicable spread or the prime lending rate plus an applicable spread. The applicable spreads are based on the ratio of the Company’s “total debt” to its “EBITDA,” in each case as those terms are defined in the Credit Agreement.
     Under the Credit Agreement, the Company is subject to certain limitations, including limitations on its ability to: incur additional debt or sell assets; make certain investments, loans and acquisitions; guarantee debt; grant liens; enter into transactions with affiliates; engage in other lines of business; and pay dividends and distributions. The Credit Agreement contains certain affirmative covenants that require the Company, among other things, to maintain its properties and maintain insurance coverage. The Company is also subject to financial covenants which include a total debt to EBITDA ratio and an interest coverage ratio. These covenants are subject to a number of exceptions and qualifications set forth in the Credit Agreement.
     The Credit Agreement specifies a number of events of default (many of which are subject to applicable cure periods), including, among others, the failure to make payments when due, defaults under other agreements or instruments of indebtedness, change of control and noncompliance with covenants. Upon the occurrence of an event of default, the lenders may accelerate the maturity of the Credit Agreement and exercise other rights and remedies.
     Certain of the lenders under the Syndicated Credit Facility or their respective affiliates have performed investment banking, financial advisory and commercial banking services for the Company and certain of its affiliates, for which they have received customary compensation, and they may continue to do so in the future. Citizens Bank of Pennsylvania was the facility lender under the Company’s former revolving credit facility and stand by term loan and is the administrative agent and a lender under the Syndicated Credit Facility.
     This description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Form 8-K filed on October 3, 2008 and is incorporated in this Item 1.01 by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Other Exhibits
     (d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement by and among Superior Well Services, Inc., the Lenders party thereto, Citizens Bank of Pennsylvania, as Administrative Agent, and RBS Securities Corporation d/b/a/RBS Greenwich Capital, as Sole Lead Arranger and Sole Bookrunner (incorporated by reference to Superior Well Services, Inc.’s Form 8-K filed on October 3, 2008 (File No. 000-51435)).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR WELL SERVICES, INC. (Registrant)

/s/ Thomas W. Stoelk

Thomas W. Stoelk Vice President & Chief Financial Officer
Dated: October 17, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement by and among Superior Well Services, Inc., the Lenders party thereto, Citizens Bank of Pennsylvania, as Administrative Agent, and RBS Securities Corporation d/b/a/RBS Greenwich Capital, as Sole Lead Arranger and Sole Bookrunner (incorporated by reference to Superior Well Services, Inc.’s Form 8-K filed on October 3, 2008 (File No. 000-51435)).